Exhibit 10.1

Execution Copy

SUBSCRIPTION AGREEMENT

by and among

U.S. CONCRETE, INC.,

THE HOLDCO SELLERS,

and

THE OTHER PARTIES HERETO

dated as of

April 1, 2015

i

Page
7.7 Third Party Beneficiaries	8
7.8 Specific Performance	8
7.9 Spousal Acknowledgment	8
7.10 Acknowledgment	9

ii

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of April 1, 2015, is entered into by and among U.S. Concrete, Inc., a Delaware corporation (the “Parent”), Ferrara Family Holding Corp., a New York corporation (“Seller”), the undersigned Holdco Sellers in their capacity as the beneficial owners of Seller as set forth on Exhibit A to the Share Purchase Agreement (such undersigned Holdco Sellers, each, a “Holdco Seller” and collectively, the “Holdco Sellers”). The Parent, Seller, and each of the Holdco Sellers are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, this Agreement is being delivered contemporaneously with, and pursuant to, that certain Share Purchase Agreement, dated as of the date hereof (the “Share Purchase Agreement”), by and among Ferrara Bros. Building Materials Corp., a New York corporation (the “Company”), Seller, the Seller’s Representative (as defined in and appointed pursuant to the Share Purchase Agreement), and USCF&B AcquisitionCo, LLC a Delaware limited liability company (“Buyer”), pursuant to which Buyer (at the time of the consummation of such transaction, an indirect wholly-owned subsidiary of Parent) is acquiring all of the issued and outstanding equity interests of the Company from Seller;

WHEREAS, pursuant to the Share Purchase Agreement, each Holdco Seller wishes to subscribe for the number of shares of common stock of the Parent, par value $0.001 per share (the “Parent Common Stock”) equal to (i) $15,000,000, divided by (ii) the Parent Average Share Price, multiplied by (iii) such Holdco Seller’s Allocation Percentage, as consideration for the equity interests of the Company owned by Seller and indirectly owned by the Holdco Sellers as a result of their ownership interest of Seller; and

WHEREAS, the Parent Common Stock issued pursuant to this Agreement is the Stock Purchase Price to be issued pursuant to, and subject to, the terms of the Share Purchase Agreement and, upon the issuance of the Parent Common Stock to the Holdco Sellers pursuant to the terms hereof, Buyer and the Parent shall have satisfied their obligation to deliver the Stock Purchase Price pursuant to the terms of the Share Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1

CERTAIN DEFINITIONS

1.1 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Share Purchase Agreement.

1.2 Other Interpretive Provisions. As used in this Agreement, unless expressly stated otherwise or the context requires otherwise, (a) all references to an “Article,” “Section,” or “subsection” shall be to an Article, Section, or subsection of this Agreement, (b) the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof, (c) the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural, (d) the word “including” shall mean “including, without limitation,” (e) the word “day” or “days” shall mean a calendar day or days, and (f) the word “or” shall mean “and/or.” The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any of the provisions of this Agreement.

1.3 Headings. The headings of the Articles and Sections of this Agreement and of the Schedule and Appendix are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

Article 2

SUBSCRIPTION

2.1 Subscription.

(a) Subject to and in accordance with the respective terms and conditions of this Agreement and the Share Purchase Agreement, effective as of the date on which the Parent Average Share Price is finally determined pursuant to the terms of the Share Purchase Agreement (the “Effective Time”), the Parent and each Holdco Seller agree that each Holdco Seller will purchase from the Parent and the Parent will issue and sell to each Holdco Seller, the number of shares of Parent Common Stock equal to (i) $15,000,000, divided by (ii) the Parent Average Share Price (as finally determined pursuant to the terms hereof and of the Share Purchase Agreement), multiplied by (iii) such Holdco Seller’s Allocation Percentage (the “Restricted Securities”), as consideration for the performance of those transactions contemplated by Share Purchase Agreement. In connection with such purchase, issuance and sale, Seller hereby (i) consents to the issuance of such Restricted Securities directly to the Holdco Sellers in their capacity as the stockholders of Seller and indirect stockholders of the Company and (ii) acknowledges and agrees that such issuance is in satisfaction of Buyer’s obligations under the Share Purchase Agreement and, upon the issuance of the Restricted Securities pursuant to the terms of this Agreement, Buyer and Parent shall have satisfied their obligation under the Share Purchase Agreement to deliver the Stock Purchase Price as calculated and required pursuant to the terms of the Share Purchase Agreement.

(b) Prior to or at the Effective Time, each Holdco Seller will execute and deliver to the Parent each of the deliveries set forth in Section 6.2 hereof.

(c) Subject to and in accordance with the respective terms and conditions of this Agreement (including the delivery of all applicable closing deliveries set forth in Section 6.2 hereof), upon and subject to the occurrence of the Effective Time, each Holdco Seller automatically and without any further action on the part of such Holdco Seller or the Parent, shall be admitted as a stockholder of the Parent.

Article 3

REPRESENTATIONS, WARRANTIES AND

ACKNOWLEDGEMENTS CONCERNING THE HOLDCO SELLERS

Each Holdco Seller, severally but not jointly, represents, warrants and acknowledges to the Parent and agrees to indemnify the Parent, the Buyer Indemnitees, and their respective Affiliates and Representatives (collectively, the “Buyer Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Parties based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Holdco Sellers set forth herein (including the Investor Questionnaires delivered pursuant hereto), including any Losses which may arise under securities Laws based upon or arising out of such inaccuracy or breach (with each such representation and warranty being made as of the Effective Time); provided, however, that the aggregate liability of any Holdco Seller arising from the inaccuracy or breach of any representation or warranty set forth herein shall not exceed an amount equal to the value of the Restricted Securities purchased by such Holdco Seller on the Effective Date, as such value has been determined pursuant to the Share Purchase Agreement:

3.1 Authority. Such Holdco Seller has full legal capacity and authority to enter into this Agreement and each other document related hereto to which it is or shall be a party and perform its obligations hereunder and thereunder. This Agreement and the other documents related hereto to which such Holdco Seller is or shall be a party have been or will be duly executed and delivered by the Holdco Seller, and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute legal, valid and binding obligations of the Holdco Seller, enforceable against the Holdco Seller in accordance with their terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.2 No Conflict. The execution, delivery and performance by such Holdco Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (a) any Laws applicable to the Holdco Seller or (b) any contract to which such Holdco Seller is a party or by which such Holdco Seller or any of its properties or assets may be bound or affected.

3.3 No Reliance. Except as expressly set forth in Article V of the Share Purchase Agreement and in Article 4 hereof, such Holdco Seller acknowledges that the Parent has not made any representations or warranties, oral or otherwise, concerning the Buyer Parties or the Restricted Securities. In acquiring the Restricted Securities, the Holdco Seller is not relying upon any information, other than (a) the results of its own or its representative’s independent review of the Parent and the Restricted Securities and (b) the representations and warranties of Parent expressly set forth in Article V of the Share Purchase Agreement and in Article 4 hereof.

3.4 Due Diligence. Such Holdco Seller has had an opportunity to ask questions and receive answers regarding the Parent and all such questions have been answered to its full satisfaction. Such Holdco Seller has had an opportunity to obtain all additional information necessary to verify the accuracy of the foregoing.

3.5 Accredited Investor. Other than Joseph A. Ferrara 2011 J&J GC Grat, which is not an accredited investor and has not provided a questionnaire, the certifications made, and information furnished, by such Holdco Seller in Appendix I in connection with this Agreement are true, correct, and complete, and, such Holdco Seller is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). The Holdco Seller is acquiring the Restricted Securities for its own account for investment purposes, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities Law. Such Holdco Seller is able to bear the substantial economic risks of an investment in the Restricted Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment. To the extent necessary, such Holdco Seller has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, Tax and legal merits and consequences of this Agreement and acquiring the Restricted Securities.

3.6 Acknowledgment Concerning Restrictions on Transfer or Sale of the Restricted Securities.

(a) Such Holdco Seller understands, agrees and acknowledges that (a) it is acquiring the Restricted Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Restricted Securities and (b) that the Restricted Securities have not been registered under the Securities Act or applicable state securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Holdco Seller and of the other representations made by such Holdco Seller in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(b) Such Holdco Seller understands, agrees and acknowledges that the Restricted Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that such Holdco Seller may dispose of the Restricted Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and such Holdco Seller understands that the Parent has no obligation or intention to register any of the Restricted Securities, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Furthermore, such Holdco Seller understands, agrees and acknowledges that the Parent has not covenanted to take any action necessary to register the Restricted Securities or make available the benefits of Rule 144 under the Securities Act governing the possible disposition of the Restricted Securities. Accordingly, such Holdco Seller understands that under the Commission’s rules, such Holdco Seller may dispose of the Restricted Securities principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of such Holdco Seller. Consequently, such Holdco Seller understands and acknowledges that as a consequence of these limitations it may not be possible for the Holdco Seller to liquidate the Restricted Securities in the event of an emergency, change in circumstances or other immediate need for cash, and that such Holdco Seller must bear the economic risks of the investment in the Restricted Securities for an indefinite period of time.

(c) Such Holdco Seller understands, agrees and acknowledges: (i) that such Holdco Seller will not sell, assign, pledge, give, transfer or otherwise dispose of the Restricted Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except (A) pursuant to a registration of the Restricted Securities under the Securities Act and all applicable state securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities Laws and (B) in accordance with the terms of this Agreement and the Share Purchase Agreement; (ii) that the Restricted Securities are not certificated and, in the event such Restricted Securities subsequently become certificated, any such certificates representing the Restricted Securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Parent and its affiliates shall not be required to give effect to any purported transfer of such Restricted Securities except upon compliance with the foregoing restrictions.

(d) Such Holdco Seller acknowledges that neither the Parent nor any other person offered to sell the Restricted Securities to it by means of any form of general solicitation or advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents, warrants and acknowledges to the Holdco Sellers and agrees to indemnify the Holdco Sellers and their respective agents and affiliates against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Holdco Sellers based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Parent set forth herein, including any Losses which may arise under Tax or securities Laws based upon or arising out of such inaccuracy or breach (with each such representation and warranty being made as of the Effective Time):

4.1 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

4.2 No Conflicts. The execution, delivery and performance by the Parent of this Agreement and by Buyer of the Share Purchase Agreement and the consummation of the transactions provided for herein and therein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of the Parent under its Organizational Documents or any other material agreement to which the Parent is a party or by which it is bound.

4.3 Enforceability. This Agreement has been duly authorized and validly executed and delivered by the Parent and (assuming the valid authorization, execution and delivery of this Agreement by the other Parties hereto) constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.4 Restricted Securities. The Restricted Securities, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all Liens, other than those that arise under federal or state securities Laws generally and those arising under Section 9.06 of the Share Purchase Agreement.

Article 5

COVENANTS

5.1 Further Assurances; Reasonable Efforts. From time to time, and without further consideration, each Party will execute and deliver to any other Party such documents and take such actions as any other Party may reasonably request in order more effectively to implement and carry into effect the transactions contemplated by this Agreement. Each Party shall use its commercially reasonable efforts to (a) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, the Share Purchase Agreement and the other Transaction Documents and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement, the Share Purchase Agreement and the other Transaction Documents.

5.2 Share Purchase Agreement Indemnification.

(a) Following the Closing, if an Indemnifying Party breaches its obligation to pay any amount under the Share Purchase Agreement, the Indemnified Party may, in addition to any other rights or remedies it may have, exercise its rights under Section 9.06 of the Share Purchase Agreement with respect to each Holdco Seller and the Restricted Securities. Each Holdco Seller shall take any and all actions, including granting any powers of attorney, stock transfer powers, or other authorizations amending any Contracts, to permit such recourse, including the recourse permitted pursuant to Section 9.06 of the Share Purchase Agreement to offset Losses against the Restricted Securities.

(b) Without limiting the matters set forth in Section 5.2(a) hereof, from and after the Effective Time until the termination of the Restricted Share Transfer Period, for the periods set forth in the Share Purchase Agreement and on the terms and subject to the conditions and limitations set forth in the Share Purchase Agreement, each Holdco Seller (and any transferee, successor or assignee of such Holdco Seller) shall be deemed to have joined the Share Purchase Agreement as a party thereto solely for the purposes of (i) agreeing to be bound by Sections 6.01, 6.02, 6.03, 6.05, 6.06, 6.07, 6.08, and 6.09 and Article VIII of the Share Purchase Agreement in the same manner that Seller is bound by Sections 6.01, 6.02, 6.03, 6.05, 6.06, 6.07, 6.08, and 6.09 and Article VIII of the Share Purchase Agreement and (ii) agreeing to be bound by Section 9.06 the Share Purchase Agreement pursuant to which each Holdco Seller (and any transferee, successor or assignee of such Holdco Seller) shall be obligated, on and subject to the terms set forth in the Share Purchase Agreement (including any limitations set forth therein), to indemnify and hold harmless the Buyer and the other Buyer Indemnitees who are, on the terms set forth in Article IX of the Share Purchase Agreement, entitled to indemnification in respect of the matters and in the manner described therein.

(c) From and after the Effective Time until the termination of the Restricted Share Transfer Period, (i) the Restricted Securities issued pursuant hereto shall be held by each Holdco Seller to whom they were was issued pursuant to this Agreement; (ii) each Holdco Seller agrees to hold such Restricted Securities for such Restricted Share Transfer Period; and (iii) each Holdco Seller agrees not Transfer or permit any Encumbrance to be incurred on the Restricted Securities of any kind.

Article 6

CLOSING

6.1 Closing. The consummation of the transactions contemplated hereby is conditioned upon the occurrence of the Closing and the consummation of the transactions contemplated by the Share Purchase Agreement and, as such, shall take place at the Effective Time following the closing of the transactions contemplated by the Share Purchase Agreement and the other Transaction Documents. This Agreement and the closing of the transactions contemplated hereby, including the issuance of the Restricted Securities, is conditioned upon (i) receipt by the Parent and Buyer of the deliveries set forth in Section 6.2 hereof and (iii) the consummation of the acquisition as contemplated in the Share Purchase Agreement and the occurrence of the Effective Time and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Share Purchase Agreement for any reason.

6.2 Deliveries; Closing Conditions.

(a) At or prior to the Effective Time, each Holdco Seller shall use its commercially reasonable efforts (i) to deliver, or cause to be delivered, each of the documents described in Sections 2.03(c) and 2.03(d) of the Share Purchase Agreement and (ii) to cause each of the conditions to the closing of the transactions contemplated thereby to be satisfied.

(b) At or prior to the Effective Time, each Holdco Seller shall deliver the following to the Parent: (i) a duly executed and completed copy of the Accredited Investor Questionnaire attached hereto as Appendix I, effective as of the Closing Date; and (ii) such other documents as Parent has reasonably requested.

6.3 Issuance of Securities. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Restricted Securities (a) to any Holdco Seller who is a resident of a jurisdiction in which the issuance of Restricted Securities to such Holdco Seller would constitute a violation of the state securities Laws, “blue sky” or other similar Laws of such jurisdiction or (b) in the event the Closing pursuant to the Share Purchase Agreement does not occur for any reason.

Article 7

MISCELLANEOUS PROVISIONS

7.1 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempted assignment in violation of this Section shall be null and void ab initio; provided, however, that, following the Effective Time, the Parent may, without the prior written consent of any party, assign all or any portion of its rights under this Agreement to any Affiliate of Parent now in, or hereinafter to come into, existence, any Person from which it has borrowed money or any Person to which the Buyer or any of its Affiliates proposes to sell, directly or indirectly, all or substantially all of the Shares or assets of a Group Company. No assignment shall relieve the assigning party or any guarantor of any of its obligations hereunder.

7.2 Entire Agreement, Amendments and Waiver. This Agreement and the applicable portions of the Share Purchase Agreement, and all certificates, documents, instruments and writings that are delivered pursuant thereto and hereto contain the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, superseded or canceled with respect to an individual Holdco Seller only by a written instrument duly executed by such Holdco Seller and the Parent, specifically stating that it amends, supersedes or cancels this Agreement with respect to such Holdco Seller. Any of the terms of this Agreement and any condition to a Party’s obligations hereunder may be waived only in writing by that Party specifically stating that it waives a term or condition hereof. No waiver by a Party of any one or more conditions or defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided. All representations, warranties and covenants contained this Agreement shall survive the closing of the transactions contemplated hereunder.

7.3 Notices. Any notice, request, demand or other communication in connection with this Agreement shall be given in accordance with the requirements for notice set forth in the Share Purchase Agreement; provided, however, that any notice, request, demand or other communication to be given to the Holdco Sellers in connection with this Agreement shall be given to Seller’s Representative in accordance with the requirements for notice set forth in the Share Purchase Agreement.

7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the arbitrator, board, body, court, referee or other Governmental Body making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

7.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts (including by facsimile or portable document format (.pdf) counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, enforced in accordance with, and interpreted under, the Laws of the State of New York, without reference to applicable principles of conflicts of Laws. The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York, and appropriate courts of appeal therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to confer, and shall not confer, consent to jurisdiction with respect to any other dispute in which a Party to this Agreement may become involved. AFTER CONSULTATION WITH COUNSEL, EACH OF THE PARTIES HEREBY AGREES THAT IT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

7.7 Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights under this Agreement; provided, however, that the each of the Buyer Parties, and each of their respective successors and permitted assigns are each intended third party beneficiaries of this Agreement. Nothing in this Agreement shall be deemed to constitute a joint venture or partnership between any of the Parties, nor constitute any Party the agent of any other Party for any purpose.

7.8 Specific Performance. The Holdco Sellers acknowledge that their commitment to make the subscriptions contemplated hereby is a material inducement to the Parent’s execution of the Share Purchase Agreement. As such, each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting a bond or other undertaking, the other Parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any legal proceeding instituted in any federal or state court located within the State of New York (and appropriate courts of appeal therefrom), in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

7.9 Spousal Acknowledgment. The undersigned spouses, if any, of the Holdco Sellers has read and hereby approves this Agreement. In consideration of Parent’s granting the Holdco Seller the right to acquire the Restricted Securities in accordance with the terms of this Agreement, the undersigned spouse hereby agrees to be irrevocably bound by all the terms of this Agreement.

7.10 Acknowledgment. EACH HOLDCO SELLER ACKNOWLEDGES AND AGREES THAT NEITHER ANY BUYER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES OR ADVISORS IS GIVING ANY HOLDCO SELLER, OR INTENDS TO GIVE ANY HOLDCO SELLER, ANY LEGAL, TAX, FINANCIAL, OR INVESTMENT ADVICE. EACH HOLDCO SELLER IS ADVISED TO, AND HEREBY ACKNOWLEDGES HE OR SHE HAS BEEN GIVEN THE OPPORTUNITY TO, CONSULT WITH HIS OR HER OWN ADVISORS WITH RESPECT TO THE IMPLICATIONS, EFFECTS, AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE SUBSCRIPTION FOR THE RESTRICTED SECURITIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PARENT:

U.S. CONCRETE, INC.

By:	/s/ William J. Sandbrook
Name:	William J. Sandbrook
Title:	President and Chief Executive Officer

SELLER:

FERRARA FAMILY HOLDING CORP.

By:	/s/ Joseph A. Ferrara
Name:	Joseph A. Ferrara
Title:	President

Signature Page to

Subscription Agreement

HOLDCO SELLER:

By:	/s/ Leonard A. Ferrara
Name:	Leonard A. Ferrara

SOLELY FOR PURPOSES OF SECTION 7.9 HEREOF:

SPOUSE

By:	/s/ Donna Ferrara
Name:	Donna Ferrara

Signature Page to

Subscription Agreement

HOLDCO SELLER:

By:	/s/ Joseph A. Ferrara
Name:	Joseph A. Ferrara

Signature Page to

Subscription Agreement

HOLDCO SELLER:

LEONARD A. FERRARA 2010 GRAT

By:	/s/ Joseph A. Ferrara
Name:	Joseph A. Ferrara
Title:	Trustee

Signature Page to

Subscription Agreement

HOLDCO SELLER:

JOSEPH A. FERRARA 2010 GRAT

By:	/s/ Leonard A. Ferrara
Name:	Leonard A. Ferrara
Title:	Trustee

Signature Page to

Subscription Agreement

HOLDCO SELLER:

JOSEPH A. FERRARA 2011 J&J GC GRAT

By:	/s/ Leonard A. Ferrara
Name:	Leonard A. Ferrara
Title:	Trustee

Signature Page to

Subscription Agreement

HOLDCO SELLER:

J&J GC TRUST

By:	/s/ George P. Esernio
Name:	George P. Esernio
Title:	Trustee

Signature Page to

Subscription Agreement

APPENDIX I

ACCREDITED INVESTOR QUESTIONNAIRES

Appendix I